EXHIBIT 99.1

FOR IMMEDIATE RELEASE

NEPTUNE SOCIETY ANNOUNCES TERMINATION OF LETTER OF INTENT

Sherman Oaks, CA, October 15, 2003 – The Neptune Society, Inc. (OTCBB: NPTI)(the “Neptune Society”), one of the country’s largest publicly traded cremation specialists, announced today that the letter of intent with The Apogee Companies, Inc. (“Apogee”) to sell substantially all of Neptune Society’s operating assets has been terminated. The transaction was subject to certain conditions which were not satisfied or waived, and Neptune Society and Apogee agreed to terminate the Letter of Intent.

Neptune Society intends to operate its business consistent with past practice and explore new opportunities for strategic growth.

Matthew Hoogendoorn, Chief Financial Officer

THE NEPTUNE SOCIETY, INC.
4312 Woodman Avenue, Third Floor
Sherman Oaks, California 91423
Telephone:  (818) 953-9995

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned that the forward- looking statements are inherently uncertain, including statements related to possible opportunities for strategic growth and other statements that are not statements of historical fact or that are based on management’s estimates, assumptions, projections or beliefs. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause Neptune Society’s actual results or achievements to differ materially from those expressed in or implied by forward looking statements. Forward-looking statements are based on the beliefs, opinions and expectations of Neptune Society’s management at the time they are made, and Neptune Society does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Readers are cautioned not to place undue reliance on forward-looking statements.